EXHIBIT 10.14

Acknowledgement and Waiver Agreement

between

1.	PIERIS AG, Lise-Meitner-Straße 30, 85354 Freising-Weihenstephan, represented by its Supervisory Board

- hereinafter referred to as the “Company” -

2.	Stephen S. Yoder, Poccistr. 11, 85375 Neufahrn b. Freising

- hereinafter referred to as the “CEO” -

- Company and CEO herein collectively also referred to as the “Parties” –

The Parties have concluded a management agreement on 30 August 2009 as amended on March 12, 2012 (the “Management Agreement”). Pursuant to clause 4.3 of the Management Agreement, the CEO shall be eligible to participate in the option pool in such way that the CEO shall be granted a stake of 2.5 % in the Company in an event of a sale of the shares in the Company or a sale of the assets of the Company.

The Company intends to enter into an acquisition agreement with Marika Inc. (to be renamed Pieris Pharmaceuticals, Inc.) and the holders of 100% of the outstanding shares of the Company’s capital stock (the “Shareholders”), by which, inter alia, the Shareholders (a) contribute, transfer, assign and deliver all of their shares in the Company to Marika Inc. in exchange for shares of common stock in Marika Inc. with the result of the Company becoming a wholly-owned subsidiary of Pieris Pharmaceuticals, Inc. (f/k/a, Marika Inc.) (the “Transaction”).

Hereby, the Parties expressly acknowledge and agree that the Transaction (i) shall not be deemed as the Exit within the meaning of clause 4.3 of the Management Agreement, based on the Parties’ original intention and understanding at the time they entering into the Management Agreement, and therefore, (ii) shall not result in a granting of the Exit Fee within the meaning of such clause 4.3. For the avoidance of doubt, the CEO waives any such claims, in connection with the Transaction, under clause 4.3 of the Management Agreement, and the Company accepts this waiver.

This Waiver Agreement shall be governed exclusively by German law.

Freising, 2 December 2014		München, 12 December 2014

PIERIS AG		STEPHEN S. YODER

/s/ Chau Khuong		/s/ Stephen S. Yoder

By:	Khuong, Chau

Its:	Chairman of the Supervisory Board

PIERIS AG _Stephen S. Yoder